Exhibit 99.6

                             Paradigm Holdings, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations

On April 9, 2007, Paradigm Holdings, Inc. ("Paradigm") acquired Trinity IMS, Inc. ("Trinity") for $4.0 million by issuing a secured promissory note to Ms. Theresa Kleszewski in connection with the Stock Purchase Agreement filed with the Commission on January 31, 2007. The acquisition has been accounted for using purchase accounting.

Trinity provides specialized information assurance and cyber forensics support services to the federal government, primarily the U.S. Department of State. Trinity's focus on cyber forensics and information assurance services in support of the U.S. Department of State compliments the Company's strategic plan to expand its IT solutions into the national security marketplace. Trinity provides the Company with access to key customers, security clearances and technical expertise.

Incentive Compensation

The preliminary purchase price excludes the effect of the incentive bonuses that the Sellers as defined in the Purchase Agreement will be eligible for which is contingent on Trinity winning certain new contracts specified in the Qualified Opportunities and Proposals (Exhibits D and G of the Purchase Agreement filed with the Commission on January 31, 2007). Any incentive bonuses paid will be accounted for as compensation expense. Sellers are eligible for up to 45% of the awarded contracts' estimated cumulative profits which is fixed based on the Calculation Period Financial Results defined in the Purchase Agreement. Further, all incentive compensation payments for Qualified Opportunities and Proposals will be made only if a minimum profitability of twelve percent (12%) (based on Paradigm's rate structure as bid) is achieved during the Calculation Period. If the profitability is between 6 and 10%, the bonus payment amounts will be renegotiated reasonably and in good faith between Paradigm and the Sellers. No incentive compensation will be paid for contracts with Calculation Period Financial Results profitability that are less than six percent (6%). In addition, bonus payments for contract awards will be paid only for Qualified Opportunities and Proposals set forth in Exhibit D that are awarded within eighteen (18) months of the execution of the Purchase Agreement. Management is not able to estimate the potential incentive compensation until winning those contracts.

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 in this report has been prepared as if the acquisition occurred on December 31, 2006 and condensed combined statements of operations for the twelve months ended December 31, 2006 included in this report have been prepared as if the acquisition occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2006.

This information should be read in conjunction with our Current Report of Form 8-K, filed with the SEC on April 13, 2007, Paradigm's historical financial statements and the accompanying notes in both our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Trinity's historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

                             Paradigm Holdings, Inc.
         Unaudited Pro Forma Condensed Combined Statements of Operations
                 For the twelve months ending December 31, 2006


                                                Paradigm                      Pro Forma            Pro Forma
                                                Holdings         Trinity     Adjustments   Note    Combined
                                              ------------    ------------   -----------   ----   -----------
Contract Revenue
 Service contracts                            $ 43,781,524    $  4,216,934   $        --         $ 47,998,458
 Repair and maintenance contracts               16,046,570              --            --           16,046,570
                                              ------------    ------------   -----------         ------------
   Total contract revenue                       59,828,094       4,216,934            --           64,045,028
                                              ------------    ------------   -----------         ------------
Cost of revenue
 Service contracts                              36,690,539       3,317,133            --           40,007,672
 Repair and maintenance contracts               13,817,257              --            --           13,817,257
                                              ------------    ------------   -----------         ------------
   Total cost of revenue                        50,507,796       3,317,133            --           53,824,929
                                              ------------    ------------   -----------         ------------

Gross margin                                     9,320,298         899,801            --           10,220,099

Selling, General & Administrative                8,315,113         612,748       400,000    (1)     9,327,861
                                              ------------    ------------   -----------         ------------

Income from operations                           1,005,185         287,053      (400,000)             892,238
                                              ------------    ------------   -----------         ------------

Other expense
 Interest income                                       708             556            --                1,264
 Interest expense                                 (486,923)        (22,086)     (184,063)   (2)      (693,072)
 Other expense                                     (23,679)             --            --              (23,679)
                                              ------------    ------------   -----------         ------------
   Total other expense                            (509,894)        (21,530)     (184,063)            (715,487)
                                              ------------    ------------   -----------         ------------

Income from continuing operations
 before income taxes                               495,291         265,523      (584,063)             176,751

Provision for income taxes                         323,255         109,714      (233,625)   (3)       199,344
                                              ------------    ------------   -----------         ------------

Income from continuing operations             $    172,036    $    155,809   $  (350,438)        $    (22,593)
                                              ============    ============   ===========         ============

Weighted average number of common shares:
 Basic                                          20,552,097                                          20,552,097
 Diluted                                        20,713,109                                          20,713,109

Basic income from continuing operations
 per common share                             $       0.01                            --         $      (0.00)
                                              ------------    ------------   -----------         ------------

Diluted income from continuing operations
 per common share                             $       0.01                            --         $      (0.00)
                                              ------------    ------------   -----------         ------------

                             Paradigm Holdings, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of December 31, 2006


                                             Paradigm                     Pro Forma              Pro Forma
                                             Holdings       Trinity      Adjustments     Note    Combined
                                            -----------   -----------    -----------     ----   -----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                 $   371,176   $   121,654    $        --            $   492,830
  Accounts receivable - net                  15,768,449       623,810             --             16,392,259
  Current portion of settlement receivable           --        37,500             --                 37,500
  Prepaid expenses                              960,184         5,150             --                965,334
  Other current assets                           25,903         2,769             --                 28,672
  Current assets of discontinued operations   1,594,141            --             --              1,594,141
                                            -----------   -----------    -----------            -----------
   TOTAL CURRENT ASSETS                      18,719,853       790,883             --             19,510,736
                                            -----------   -----------    -----------            -----------

PROPERTY AND EQUIPMENT, NET                     593,311        94,633             --                687,944
                                            -----------   -----------    -----------            -----------
OTHER ASSETS
  Settlement receivable - less current portion       --        46,875             --                 46,875
  Intangible assets                                  --            --      1,500,000       (4)    1,500,000
  Goodwill                                           --            --      2,774,456       (4)    2,774,456
  Other assets                                  233,414        25,592             --                259,006
                                            -----------   -----------    -----------            -----------
   TOTAL OTHER ASSETS                           233,414        72,467      4,274,456              4,580,337
                                            -----------   -----------    -----------            -----------

TOTAL ASSETS                                $19,546,578   $   957,983    $ 4,274,456            $24,779,017
                                            ===========   ===========    ===========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank overdraft                             $ 2,464,022   $        --    $        --            $ 2,464,022
 Note payable - line of credit                5,559,649            --             --              5,559,649
 Note payable                                        --            --      2,000,000       (5)    2,000,000
 Accounts payable and accrued expenses        5,619,834        10,201             --              5,630,035
 Accrued salaries and related payables        2,137,002       190,099             --              2,327,101
 Credit card liabilities                             --        49,470             --                 49,470
 Stock repurchase                                    --        40,000             --                 40,000
 Income taxes payable                                --       106,715             --                106,715
 Expect loss on contract                        613,742            --             --                613,742
 Deferred revenue                               452,491            --             --                452,491
 Deferred taxes                                  72,259       209,409        120,000       (6)      401,668
 Other current liabilities                      110,511         6,448             --                116,959
 Current liabilities of discontinued operations 616,889            --             --                616,889
                                            -----------   -----------    -----------            -----------
   TOTAL CURRENT LIABILITIES                 17,646,399       612,342      2,120,000             20,378,741
                                            -----------   -----------    -----------            -----------

LONG TERM LIABILITIES
 Note payable                                        --            --      2,000,000       (5)    2,000,000
 Deferred tax liabilities                            --            --        480,000       (6)      480,000
 Other long term liabilities                    244,947        20,097             --                265,044
                                            -----------   -----------    -----------            -----------
  TOTAL LONG TERM LIABILITIES                   244,947        20,097      2,480,000              2,745,044
                                            -----------   -----------    -----------            -----------

   TOTAL LIABILITIES                         17,891,346       632,439      4,600,000             23,123,785
                                            -----------   -----------    -----------            -----------
STOCKHOLDERS' EQUITY
 Common stock - $.01 par value, 50,000,000
  shares authorized, 20,795,152 shares
  issued and outstanding                        207,951           453           (453)      (7)      207,951
 Additional paid in capital                   2,106,641            --             --       (7)    2,106,641
 (Accumulated deficit) retained earnings       (659,360)      325,091       (325,091)      (7)     (659,360)
                                            -----------   -----------    -----------            -----------
   TOTAL STOCKHOLDERS' EQUITY                 1,655,232       325,544       (325,544)             1,655,232
                                            -----------   -----------    -----------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $19,546,578   $   957,983    $ 4,274,456            $24,779,017
                                            ===========   ===========    ===========            ===========

                             Paradigm Holdings, Inc.
           Notes to Pro Forma Condensed Combined Financial Statements

Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2006 included in this report have been prepared as if the acquisition occurred on January 1, 2006. The unaudited pro forma consolidated balance sheet as of December 31, 2006 included in this report has been prepared as if the acquisition occurred on December 31, 2006.

The acquisition has been accounted for using purchase accounting.

Financial Notes

(1) The incremental financial impact of the Executive Employment Agreement with Mr. Christian L. Kleszeswki following the acquisition by Paradigm has been included. In addition, $300,000 was recorded as SG&A expense attributable to the first year amortization of identifiable intangible assets.
(2) Adjustment made to reflect additional interest expense assuming the acquisition occurred at the beginning of the period presented. Interest expense was calculated using an annual interest rate of 7.75% as specified in the Promissory Note. Interest expense is calculated in accordance with the payment schedule [($3,500,000 * 7.75% * 3/12) + ($2,000,000 * 7.75% *
     9/12)].
(3) Adjustment made to reflect the income tax effect of increased interest expense and amortization of intangible assets at the effective tax rate of 40%.
(4) Goodwill represents the excess purchase price of $4.0 million over the historical basis of the assets and liabilities of Trinity and identifiable intangible assets. The excess of the purchase price was recorded as goodwill. The purchase price, purchase price allocation, and financing of the transaction are summarized as follows:

         Purchase price paid as:
         Proceed of Promissory Note issued                          $4,000,000
                                                                    ----------
         Total purchase consideration                               $4,000,000

         Allocated to:
         Historical book value of Trinity's assets and liabilities     325,544
         Identifiable intangible assets                              1,500,000
         Deferred tax liabilities                                     (600,000)
                                                                    ----------
         Excess purchase price over allocation to identifiable
            assets and liabilities (goodwill)                       $2,774,456
                                                                    ----------

     The purchase price allocation is preliminary, and Management expects that reallocation of goodwill to intangible assets will be completed during the next forty-five (45) days. Purchase price reallocation will be based on intangible assets associated with the value of the backlog from long-term contracts, the non-compete agreement contained within the employment contract with Mr. Kleszewski and existing customer relationships. The potential magnitude of such reclassifications would be a maximum of $1.5 million of intangible assets that would result in annual amortization of approximately $0.3 million over an average life of five (5) years. The intangible assets will be primarily related to Trinity's contract backlog which extends to May 2012. The purchase price and goodwill calculation do not include any direct acquisition costs. The Company is currently reviewing direct acquisition costs to determine which, if any, may be capitalized.
(5) Adjustment made to reflect the issuance of a $4.0 million promissory note to finance the purchase price. Paradigm paid $500,000 upon execution of the Promissory Note.
(6) The Company recorded $600,000 of total deferred tax liabilities related to the identifiable intangible assets at the 40% tax rate. $120,000 of the total deferred tax was recorded as a current liability based on the five year average life of the intangible assets.
(7) Stockholder's equity adjustment reflects the elimination of the stockholders' equity accounts of Trinity.